CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-04709 and 333-38587.




/S/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


New York, New York
June 23, 1998